UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 11, 2005

THE WET SEAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18632 (Commission File Number)	33-0415940 (IRS Employer Identification No.)
26972 Burbank Foothill Ranch, California (Address of Principal Executive Offices)		92610 (Zip Code)
Registrant's telephone number, including area code:	(949) 583-9029

N/A
——————————————————————————
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]     Written communications pursuant’ to Rule 425 under the Securities Act (17 CFR 230.425)

[]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

         On January 10, 2005, the stockholders of The Wet Seal, Inc. (the “Company”), at the Company’s special meeting of stockholders (the “Special Meeting”), approved an amendment to the Company’s restated certificate of incorporation (the “Amendment”), to increase the number of authorized shares of (i) capital stock from 72,000,000 to 162,000,000, (ii) common stock from 70,000,000 to 160,000,000 and (iii) Class A Common Stock from 60,000,000 to 150,000,000.

        The Amendment became effective as of January 11, 2005. The text of the Amendment is included as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 8.01.     Other Events.

        On January 11, 2005, the Company announced the results of the stockholder vote at the Special Meeting. Pursuant to applicable NASDAQ rules and regulations, the Company’s stockholders approved the issuance of the convertible notes and warrants issuable pursuant to the previously announced financing transaction, as well as the Company’s new stock incentive plan. In addition, the stockholders approved an amendment to the Company’s restated certificate of incorporation as described in Item 5.03 above, which is hereby incorporated by reference.

        A copy of the Company’s press release appears as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(a)     Financial Statements of Business Acquired.

Not Applicable.

(b)     Pro Forma Financial Information.

Not Applicable.

(c)     Exhibits.

3.1	Certificate of Amendment to Restated Certificate of Incorporation of the Company, as amended, filed with the Delaware Secretary of State on January 11, 2005
99.1	Press release, dated January 11, 2005, issued by the Company

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)
Date: January 18, 2005	By: /s/ DOUGLAS C. FELDERMAN
Name: Douglas C. Felderman
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Amendment to Restated Certificate of Incorporation of the Company, as amended, filed with the Delaware Secretary of State on January 11, 2005
99.1	Press release, dated January 11, 2005, issued by the Company